EMPLOYMENT AGREEMENT

     This employment Agreement is entered into this 1st day of September, 2000, between Metalclad Insulation Corporation ("Company") and Robert D. Rizzo ("Employee").

     It is the desire of the Company to formalize its employment relationship with the Employee on the following terms and conditions:

     1.  Title:   President and Chief Operating Officer

     2. Term: The term of this agreement is from September 1, 2000 for a period of fifteen months to December 31, 2001. This agreement shall be automatically renewed for subsequent calendar year periods unless canceled by either party by giving written notice at least 60 days before the expiration of any given calendar year period.

     3. Duties: The Employee shall perform such duties and functions as are consistent with those customarily performed by a President and Chief Operating Officer, at the Company, in addition to responsibilities and duties assigned by superiors or the Board of Directors.

     4. Non Compete and Loyalty: At all times while this agreement is in effect, the Employee shall devote his full attention, loyalty and efforts to the promotion, advancement and enhancement of the Company, its employees, officers and agents. The Employee shall devote full employment energies, interests, abilities and time to the performance of the obligations contemplated herein, and may not render service of any kind which would place him in a conflict of interest or diminish his efforts and energies in discharging his duties hereunder.

     5. Compensation: During the term of this agreement, Employee shall be compensated as follows:

         A. Base salary to be $130,000 per year. Employee's salary and performance will be reviewed annually for periods beginning January 1, 2002 in accordance with the Company's compensation policies and practices for executive officers.

         B. Annual bonus target of ten percent of the annual salary being paid at the time payable in March of each year. Beginning with the Company's 2001 calendar year, bonus calculations will be in accordance with Exhibit I.

         C. Company will pay current cost of vehicle payments, at the maximum rate of $500 per month. The vehicle will be fueled, licensed, insured and maintained by the Company. Appropriate tax obligations on
income will be deducted from Employee's pay.   Vacation to accrue at the
rate of three (3) weeks per year.

     6. Stock Options: Employee is eligible to participate in the Company's stock option program as awarded and determined by the Board of
Directors from time to time.    Ten thousand options at $3.00 per share
have been approved by the Board for the year 2000 subject to shareholder approval, which has been solicited.

     7. Conflict of Interest: Employee will be bound by the Company's Conflict of Interest policy as required of all officers, managers and employees.

     8.  Termination:
         A. The Company has the right to involuntarily terminate the employee (i) on any basis which constitutes misconduct according to law or
(ii) the failure of the Employee to perform his duties in compliance with this agreement after notice to Employee by the Board of Directors specifying such failure, and his failure to correct said performance within 60 days thereafter.

         Employee has the option to terminate this Agreement and retain all compensation benefits for the remainder of its term in the event there is a change of control. Change of control is defined as a change in ownership in any calendar year greater than 50%.

     9. Severance: Upon termination in accordance with paragraph 8, the Employee shall receive:

         A.  Severance equal to six months salary in effect at time of
termination and continuation of benefits for three months.   Severance
will be increased by one month for each additional year or service after the year 2001.

         B.  Accrued vacation and Cobra rights.

         C. As consideration for the compensation outlined in this contract and severance pay Employee agrees to cooperate in the transfer of various licenses Employee now holds. This will include having Employee remain as the responsible party for a period not to exceed six months to enable Employer to replace Employee as the responsible licensee.

    10. Indemnity: The Company agrees to indemnify and hold Employee harmless from any liability, litigation or cost of defending the same to the broadest possible extent allowed by the law. The parties acknowledge that the Company carries directors and officers liability insurance and that Employee is entitled to all the coverage and benefits afforded thereby.

    11. Dispute Resolution: The parties agree that the sole and exclusive remedy for the breach, interpretation or application of this agreement, or for any injury or damage arising out of the employment relationship memorialized by this agreement, shall be through the below-designated arbitration process, and in conjunction with Section 638 et seq. of the California Code of Civil Procedure (C.C.P.).

         A. If a dispute arises over the breach, interpretation or application of this agreement, or any damage or any damage or injury arising out of the employment relationship between the parties, either party may, upon twenty days notice to the other of the dispute, compel the other party to arbitrate the dispute pursuant to C.C.P. Section 638 et seq. The twenty-day period shall serve as an opportunity to resolve the dispute prior to selecting an arbitrator.

         B. The moving party shall set forth, in his request, the basis for his claim. The responding party may assert any claim or defense it has.

         C. Once the twenty days have elapsed, the parties shall have thirty days within which to select an arbitrator from the orange County list of the Judicial Arbitration and Mediation Service (JAMS).

         D. If the parties are unable to agree on an arbitrator, they shall alternatively strike names from the list, the party seeking arbitration striking first.

         E. Discovery shall be conducted as agreed by the parties or as allowed by the arbitrator. All discovery requests or other disputes will be decided by the arbitrator.

         F. The arbitrator shall have authority to award damages commensurate with a non-tortious breach of contract action only; punitive and compensatory damages may not be awarded to either party.

         G. The decision of the arbitrator shall be a basis for a judgment as provided for in C.C.P. Section 644 and shall be subject to exception and review as provided in C.C.P. Section 645.

    12. Entire Agreement: This agreement supersedes all prior agreements or representations, between the parties concerning the subject matter hereof and there are no representations or promises regarding the commitments and obligations made herein except as herein set forth and all previous discussions, representations or commitments are merged herein or otherwise extinguished. This agreement may only be amended by an instrument in writing executed by the parties hereto.

    13. Governing Law: This agreement is made and entered into in the State of California and the laws of California shall govern its validity, interpretation and the performance of the obligations of the parties hereunder.

    14. Notices: Any notice, request, demand or other communication hereunder shall be in writing and shall be deemed to be duly given when personally delivered to an officer of Metalclad or to Employee, as the case may be, or when delivered by mail at the following addresses:

           Company:  Metalclad Insulation Corporation
                     2 Corporate Plaza Drive, Suite 125
                     Newport Beach, CA  92660

          Employee:  Robert D. Rizzo
                     805 Terra Bella
                     Irvine, CA 92602

     IN WITNESS WHEREOF, the parties have duly executed this agreement on the day and year set forth below.

METALCLAD INSULATION CORPORATION

Dated: September 1, 2000              /s/Grant S. Kesler, President
                                      ----------------------------------
                                      Member of the Board of Directors

EMPLOYEE

Dated: September 1, 2000              /s/Robert D. Rizzo
                                      ----------------------------------
                                      Robert D. Rizzo